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NPTEST HOLDING CORPORATION

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       The following are presentation slides shown to employees of NPTest Holding Corporation on May 13, 2004.

Integration update
• • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • •

May 2004
Ashok Belani, President & CEO

Safe Harbor Statement

This presentation contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, accretion, timing of the transaction, industry leadership, execution of integration plans, customer solutions, profitability, distribution channels, and management and organizational structure are all forward-looking statements. Please see the risks that are described from time to time in Credence and NPTest Securities and Exchange Commission reports (including, but not limited to Credence’s annual report on Form 10-K for the year ended October 31, 2003, the NPTest annual report on Form 10-K for the year ended December 31, 2003, the Credence Form S-4 filed on March 29, 2004 and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the Credence or NPTest results could differ materially from the Credence or NPTest expectations in these statements. Credence and NPTest assume no obligation and do not intend to update these forward-looking statements.

This presentation and the information contained herein is the property of NPTest Holding Corporation.

Company Confidential

Additional Information

Additional Information and Where to Find It
•	Credence and NPTest filed a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders can obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Credence are available free of charge by contacting Credence Investor Relations, 1421 California Circle, Milpitas, California 95035, (408) 635-4300, and documents filed with the SEC by NPTest are available free of charge by contacting NPTest Investor Relations, 150 Baytech Drive, San Jose, California 95134, (408) 586-8200.

Participants in Solicitation
•	Credence and NPTest, and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Credence and NPTest in connection with the merger and related items. Information regarding the directors and executive officers of Credence and their ownership of Credence shares is set forth in the proxy statement for Credence’s 2003 annual meeting of shareholders. Information regarding the directors and executive officers of NPTest and their ownership of NPTest stock is set forth in NPTest’s Form 10-K, which was filed with the SEC on March 23, 2004. Investors may obtain additional information regarding the interests of those participants by reading the proxy statement/prospectus as described above.

Company Confidential

Merger status

•	Hart-Scott-Rodino (HSR) waiting period expired 4/09

•	S-4 declared effective, 4/14

•	CMOS and NPTT record date, 4/15

•	Final Prospectus, filed 4/16

•	Definitive Proxy materials, mailed 4/21

•	CMOS and NPTT shareholder meetings, 5/27

•	Anticipate closing of acquisition, 5/28

•	Anticipate closing conference call, 6/1

Company Confidential

Integration process — team structure

Integration process continued

•	Integration teams are engaged and progressing well

•	Next level organization is set (later page)

•	Product line organization announcements will happen first week of June

•	After acquisition closes
— Bi-weekly integration news letters
— An internal website for employee Q&A

Company Confidential

Proposed business organization structure

Company Confidential

Stock Options

•	Pending merger close

	—	NPTT options convert to Credence options

	—	Example: with Credence stock at $11.50, the conversion ratio is 1.3

	—	See your HR Mgr for more information

•	Credence has an evergreen stock option plan

	—	Awards annual stock options (pending Board approval) to the majority of eligible population

	—	Grant proposed to Credence Board for July 2004 implementation

Company Confidential

Conclusion

•	Integration activities remain on plan

•	Anticipated acquisition closing date remains May 28th

•	After closing, you will receive ongoing integration communication, including a bi-weekly newsletter

Company Confidential

Integration Update

May 13, 2004

Company Confidential